As filed with the Securities and Exchange Commission on August 16, 2010.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Power-One, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	77-0420182
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

740 Calle Plano

Camarillo, California 93012

(805) 987-8741

(Address of Principal Executive Offices)

AMENDED AND RESTATED POWER-ONE, INC. 2004 STOCK INCENTIVE PLAN

(Full Title of the Plans)

Tina D. McKnight

General Counsel and Secretary

Power-One, Inc.

740 Calle Plano

Camarillo, California 93012

(805) 987-8741

(Name, address and telephone number including area code of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	6,000,000	$10.76	$64,560,000	$4,603

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, there is also being registered such additional shares of the common stock, par value $.001 per share (the “Common Stock”) that become available under the Amended and Restated Power-One, Inc. 2004 Stock Incentive Plan in connection with changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.

(2)         Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and (i) of the Securities Act of 1933, as amended. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low sales prices of the Company’s Common Stock, as reported on the NASDAQ Global Market on August 13, 2010.

NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 6,000,000 shares of the Common Stock of Power-One, Inc. (the “Company” or “Registrant”), which may be issued pursuant to awards under the Amended and Restated Power-One, Inc. 2004 Stock Incentive Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Form S-8 filed by the Company with respect to the Plan on December 20, 2005 (SEC File No. 333-130520) and the Post-Effective Amendment No. 1, together with all exhibits filed therewith or incorporated therein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.		Description
4.1	*	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed June 16, 2010)

4.2	*	Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K filed June 16, 2010)

4.3		Amended and Restated Power-One, Inc. 2004 Stock Incentive Plan

5.1		Opinion of Gibson, Dunn & Crutcher LLP

23.1		Consent of Deloitte & Touche LLP

23.2		Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

24.1		Power of Attorney (included as part of signature page)

*  Incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on this 12th day of August, 2010.

POWER-ONE, INC.

By:	/s/ Tina D. McKnight
Tina D. McKnight
General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Tina D. McKnight such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard J. Thompson	President and Chief Executive Officer (Principal Executive Officer), Director	August 12, 2010
Richard J. Thompson

/s/ Linda C. Heller	Senior Vice President—Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 12, 2010
Linda C. Heller

/s/ Jay Walters	Chairman of the Board of Directors	August 12, 2010
Jay Walters

/s/ Kendall R. Bishop	Director	August 12, 2010
Kendall R. Bishop

/s/ Jon W. Gacek	Director	August 12, 2010
Jon W. Gacek

/s/ Mark Melliar-Smith	Director	August 12, 2010
Mark Melliar-Smith

/s/ Kyle Ryland	Director	August 12, 2010
Kyle Ryland

/s/ Ajay Shah	Director	August 12, 2010
Ajay Shah

EXHIBIT INDEX

Exhibit No.		Description
4.1	*	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed June 16, 2010)

4.2	*	Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K filed June 16, 2010)

4.3		Amended and Restated Power-One, Inc. 2004 Stock Incentive Plan

5.1		Opinion of Gibson, Dunn & Crutcher LLP

23.1		Consent of Deloitte & Touche LLP

23.2		Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

24.1		Power of Attorney (included as part of signature page)

*  Incorporated herein by reference.